FOR IMMEDIATE RELEASE

Corebridge Financial Announces Second Quarter 2024 Results

•Net income of $365 million, or $0.59 per share
•Adjusted after-tax operating income1 of $692 million and operating EPS1 of $1.13 per share
•Premiums and deposits1 of $11.7 billion
•Aggregate core sources of income2 increased 5% over the prior year quarter with growth across base spread income,2 fee income2 and underwriting margin2,3
•Holding company liquidity of $1.9 billion
•Returned $575 million to shareholders, including $436 million of share repurchases, with a total of approximately $940 million shares repurchased this year through July 31, 2024
•
HOUSTON – July 31, 2024 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the second quarter ended June 30, 2024.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, "This was another excellent quarter for Corebridge where our diversified business model, strong balance sheet and disciplined execution drove positive results. We continue to create shareholder value as demonstrated by the growth in our earnings and cash generation.

"Corebridge delivered operating earnings per share of $1.13, a 9% increase year over year. Our four market-leading businesses produced $11.7 billion of premiums and deposits, the highest in over a decade, reflecting strong customer demand and the benefits of our broad product suite and extensive distribution platform. We continue to grow aggregate core sources of income with our ability to deploy resources where customer demand is the greatest and risk-adjusted returns are the most attractive.

"For the quarter, we returned $575 million to shareholders, totaling $961 million returned for the first half of the year, the equivalent of a 70% payout ratio. Along with this positive momentum, Corebridge remains committed to helping individuals take action to plan, save for and achieve secure financial futures."

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below
3 Excludes international life business

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended June 30,
($ in millions, except per share data)	2024	2023
Net income (loss) attributable to common shareholders	$365	$771
Income (loss) per common share attributable to common shareholders	$0.59	$1.18
Weighted average shares outstanding - diluted	612.6	652.2
Adjusted after-tax operating income	$692	$679
Operating EPS	$1.13	$1.04
Weighted average shares outstanding - operating	612.6	652.2
Book value per common share	$18.32	$16.61
Adjusted book value per common share[1]	$37.95	$36.44
Total common shares outstanding	600.3	636.0
Pre-tax income (loss)	$456	$911
Adjusted pre-tax operating income[1]	$859	$836
Aggregate core sources of income	$1,791	$1,773
Base spread income	$955	$924
Fee income	$514	$474
Underwriting margin excluding variable investment income	$322	$375
Premiums and deposits	$11,679	$9,941
Net investment income	$2,988	$2,714
Net investment income (APTOI basis)[1]	$2,716	$2,480
Base portfolio income - insurance operating businesses	$2,649	$2,366
Variable investment income[2] - insurance operating businesses	$54	$96
Corporate and other[4]	$13	$18

Return on average equity	12.9%	27.9%
Adjusted return on average equity[1]	12.0%	11.7%

Net income was $365 million compared to $771 million in the prior year quarter. The change largely was driven by higher net realized losses primarily the result of asset optimization activities.

Adjusted pre-tax operating income ("APTOI") was $859 million, a 3% increase over the prior year quarter. Excluding variable investment income, APTOI grew 9% over the same period, primarily the result of higher aggregate core sources of income and expense efficiencies.

4 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
Premiums and deposits were $11.7 billion, a 17% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 37% over the same period primarily driven by growth in fixed annuity.

Net investment income was $3.0 billion and net investment income on an APTOI basis was $2.7 billion, both up 10% over the prior year quarter. This improvement was due to higher base portfolio income, which grew $283 million, or 12%, over the prior year quarter. The increase was partially offset by variable investment income, which declined $42 million, or 44%, over the same period.

CAPITAL AND LIQUIDITY HIGHLIGHTS

•Holding company liquidity of $1.9 billion as of June 30, 2024
•Financial leverage ratio of 28.4%
•Life Fleet RBC ratio remained above target
•Returned $575 million to shareholders through $436 million of share repurchases and $139 million of dividends
•Declared quarterly dividend of $0.23 per share of common stock on July 30, 2024, payable on September 30, 2024, to shareholders of record at the close of business on September 16, 2024

BUSINESS RESULTS

Individual Retirement	Three Months Ended June 30,
($ in millions)	2024	2023
Premiums and deposits	$6,787	$4,045
Spread income	$723	$684
Base spread income	$692	$654
Variable investment income	$31	$30
Fee income	$308	$280
Adjusted pre-tax operating income	$621	$574

•Premiums and deposits increased $2.7 billion, or 68%, over the prior year quarter driven by growth in fixed annuity deposits
•Core sources of income increased 7% over the prior year quarter as a result of general account growth from new business volume, and higher sustained new money yields, along with separate account growth from higher account values
•APTOI increased $47 million, or 8%, over the prior year quarter primarily due to higher base spread income and higher fee income, partially offset by higher deferred acquisition costs

FOR IMMEDIATE RELEASE

Group Retirement	Three Months Ended June 30,
($ in millions)	2024	2023
Premiums and deposits	$1,998	$1,923
Spread income	$191	$213
Base spread income	$180	$193
Variable investment income	$11	$20
Fee income	$191	$178
Adjusted pre-tax operating income	$195	$197

•Premiums and deposits increased $75 million, or 4%, over the prior year quarter broadly driven by growth in in-plan deposits
•Core sources of income were flat to the prior year quarter as net outflows from older age cohorts were offset by higher account values and growing advisory and brokerage assets under administration
•APTOI decreased $2 million, or 1%, from the prior year quarter primarily due to lower spread income, partially offset by higher fee income and expense efficiencies

Life Insurance	Three Months Ended June 30,
($ in millions)	2024	2023
Premiums and deposits	$846	$1,063
Underwriting margin	$309	$361
Underwriting margin excluding variable investment income	$302	$355
Variable investment income	$7	$6
Adjusted pre-tax operating income	$95	$76

•Underwriting margin excluding variable investment income decreased 15% from the prior year quarter driven by the sales of Laya Healthcare and the UK life insurance business. Excluding variable investment income and the sale of these businesses, underwriting margin increased 4% over the prior year quarter driven by favorable mortality experience
•APTOI increased $19 million, or 25%, over the prior year quarter driven by more favorable mortality experience and expense efficiencies

FOR IMMEDIATE RELEASE

Institutional Markets	Three Months Ended June 30,
($ in millions)	2024	2023
Premiums and deposits	$2,048	$2,910
Spread income	$88	$117
Base spread income	$83	$77
Variable investment income	$5	$40
Fee income	$15	$16
Underwriting margin	$20	$20
Underwriting margin excluding variable investment income	$20	$20
Variable investment income	$—	$—
Adjusted pre-tax operating income	$96	$126

•Premiums and deposits decreased $862 million, or 30%, from the prior year quarter driven by lower premiums from pension risk transfer transactions, partially offset by higher deposits from guaranteed investment contracts
•Core sources of income increased 4% over the prior year quarter primarily as a result of new business volume
•APTOI decreased $30 million, or 24%, from the prior year quarter primarily due to lower variable investment income

Corporate and Other	Three Months Ended June 30,
($ in millions)	2024	2023
Corporate expenses	$(37)	$(47)
Interest on financial debt	$(107)	$(106)
Asset management	$2	$11
Consolidated investment entities	$2	$5
Other	$(8)	$—
Adjusted pre-tax operating income (loss)	$(148)	$(137)

•APTOI decreased $11 million from the prior year quarter primarily due to non-recurring gains in asset management, partially offset by lower corporate expenses driven by Corebridge Forward, our modernization program delivering both expense reduction and increased efficiency

CONFERENCE CALL

Corebridge will host a conference call on Thursday, August 1, 2024, at 10:00 a.m. EDT to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

FOR IMMEDIATE RELEASE

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $390 billion in assets under management and administration as of June 30, 2024, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Işıl Müderrisoğlu (Investors): investorrelations@corebridgefinancial.com
Matt Ward (Media): media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets," “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•unpredictability of the amount and timing of insurance liability claims;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd and its performance of its obligations under these agreements;

FOR IMMEDIATE RELEASE
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•liquidity, capital and credit, including risks related to our ability to access funds from our subsidiaries, our ability to obtain financing on favorable terms or at all, our ability to incur indebtedness, our potential inability to refinance all or a portion of our existing indebtedness, the illiquidity of some of our investments, a downgrade in the insurer financial strength ratings of our insurance company subsidiaries or our credit ratings, and non-performance by counterparties;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf, the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal, governmental or regulatory proceedings, or our business strategy becoming ineffective;
•our ability to compete effectively in a heavily regulated industry, in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our arrangements with Blackstone ISG-1 Advisors L.L.C. (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•the impact of risks associated with the closing of the transaction by and among the Company, AIG and Nippon Life Insurance Company (“Nippon”), pursuant to which AIG agreed to sell approximately 20% of the Company’s common stock to Nippon;
•our separation from AIG, including risks related to the replacement or replication of functions in a timely manner or at all and the loss of benefits from AIG’s global contracts, our inability to file a single U.S. consolidated income federal income tax return for a five-year period, challenges related to being a public company and limitations on our ability to use deferred tax assets to offset future taxable income; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission ("SEC").

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for

FOR IMMEDIATE RELEASE
GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

FOR IMMEDIATE RELEASE
•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

FOR IMMEDIATE RELEASE
Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. Premiums and deposits are presented net of internal replacements. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•Assets Under Management ("AUM") include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration ("AUA") include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration ("AUMA") is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

FOR IMMEDIATE RELEASE

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended June 30,	2024				2023
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$456	$115	$—	$341	$911	$160	$—	$751
Noncontrolling interests	—	—	24	24	—	—	20	20
Pre-tax income/net income attributable to Corebridge	456	115	24	365	911	160	20	771
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(325)	(69)	—	(256)	(270)	(61)	—	(209)
Net realized losses on Fortitude Re funds withheld assets	93	20	—	73	130	28	—	102
Net realized (gains) on Fortitude Re funds withheld embedded derivative	(36)	(7)	—	(29)	(122)	(27)	—	(95)
Subtotal Fortitude Re related items	(268)	(56)	—	(212)	(262)	(60)	—	(202)
Other reconciling Items:
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	52	—	(52)	—	59	—	(59)
Deferred income tax valuation allowance (releases) charges	—	(87)	—	87	—	(35)	—	35
Changes in fair value of market risk benefits, net	25	5	—	20	(262)	(55)	—	(207)
Changes in fair value of securities used to hedge guaranteed living benefits	5	1	—	4	4	—	—	4
Changes in benefit reserves related to net realized gains (losses)	(3)	—	—	(3)	1	—	—	1
Net realized losses(1)	748	160	—	588	363	76	—	287
Separation costs	27	6	—	21	70	15	—	55
Restructuring and other costs	85	18	—	67	28	6	—	22
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	7	1	—	6
Net (gain) on divestiture	(241)	(47)	—	(194)	(59)	(13)	—	(46)
Pension expense - non operating	—	—	—	—	15	3	—	12
Noncontrolling interests	24	—	(24)	—	20	—	(20)	—
Subtotal: Non-Fortitude Re reconciling items	671	108	(24)	539	187	57	(20)	110
Total adjustments	403	52	(24)	327	(75)	(3)	(20)	(92)
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$859	$167	$—	$692	$836	$157	$—	$679
(1)     Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended June 30, 2024
Premiums	$30	$—	$331	$167	$19	$—	$547
Policy fees	200	108	366	47	—	—	721
Net investment income	1,405	487	322	489	18	(5)	2,716
Net realized gains (losses)(1)	—	—	—	—	(9)	—	(9)
Advisory fee and other income	108	83	1	1	8	—	201
Total adjusted revenues	1,743	678	1,020	704	36	(5)	4,176
Policyholder benefits	33	(2)	627	394	—	—	1,052
Interest credited to policyholder account balances	695	300	84	187	—	—	1,266
Amortization of deferred policy acquisition costs	152	21	84	3	—	—	260
Non-deferrable insurance commissions	94	30	16	5	1	—	146
Advisory fee expenses	38	32	1	—	—	—	71
General operating expenses	110	102	113	19	75	—	419
Interest expense	—	—	—	—	132	(5)	127
Total benefits and expenses	1,122	483	925	608	208	(5)	3,341
Noncontrolling interests	—	—	—	—	24	—	24
Adjusted pre-tax operating income (loss)	$621	$195	$95	$96	$(148)	$—	$859

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended June 30, 2023
Premiums	$66	$4	$443	$1,911	$20	$—	$2,444
Policy fees	172	102	371	49	—	—	694
Net investment income	1,224	504	327	407	19	(1)	2,480
Net realized gains (losses)(1)	—	—	—	—	1	—	1
Advisory fee and other income	108	76	26	—	16	—	226
Total adjusted revenues	1,570	686	1,167	2,367	56	(1)	5,845
Policyholder benefits	71	6	721	2,081	(3)	—	2,876
Interest credited to policyholder account balances	553	294	85	133	—	—	1,065
Amortization of deferred policy acquisition costs	138	20	98	2	—	—	258
Non-deferrable insurance commissions	94	33	21	4	1	—	153
Advisory fee expenses	36	29	(1)	—	—	—	64
General operating expenses	104	107	167	21	85	—	484
Interest expense	—	—	—	—	129	—	129
Total benefits and expenses	996	489	1,091	2,241	212	—	5,029
Noncontrolling interests	—	—	—	—	20	—	20
Adjusted pre-tax operating income (loss)	$574	$197	$76	$126	$(136)	$(1)	$836
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2024	2023
Individual Retirement
Spread income	$723	$684
Fee income	308	280
Total Individual Retirement	1,031	964
Group Retirement
Spread income	191	213
Fee income	191	178
Total Group Retirement	382	391
Life Insurance
Underwriting margin	309	361
Total Life Insurance	309	361
Institutional Markets
Spread income	88	117
Fee income	15	16
Underwriting margin	20	20
Total Institutional Markets	123	153
Total
Spread income	1,002	1,014
Fee income	514	474
Underwriting margin	329	381
Total	$1,845	$1,869

The following table presents Life Insurance underwriting margin:

	Three Months Ended June 30,
(in millions)	2024	2023
Premiums	$331	$443
Policy fees	366	371
Net investment income	322	327
Other income	1	26
Policyholder benefits	(627)	(721)
Interest credited to policyholder account balances	(84)	(85)
Underwriting margin	$309	$361

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2024	2023
Premiums	$175	$1,921
Net investment income	451	371
Policyholder benefits	(378)	(2,070)
Interest credited to policyholder account balances	(160)	(105)
Spread income(1)	$88	$117
SVW fees	15	16
Fee income	$15	$16
Premiums	(8)	(10)
Policy fees (excluding SVW)	32	33
Net investment income	38	36
Other income	1	—
Policyholder benefits	(16)	(11)
Interest credited to policyholder account balances	(27)	(28)
Underwriting margin(2)	$20	$20
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate-and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

The following table presents Operating EPS:

	Three Months Ended June 30,
(in millions, except per common share data)	2024	2023
GAAP Basis
Numerator for EPS
Net income (loss)	$341	$751
Less: Net income (loss) attributable to noncontrolling interests	(24)	(20)
Net income (loss) attributable to Corebridge common shareholders	$365	$771

Denominator for EPS
Weighted average common shares outstanding - basic(1)	611.6	650.7
Dilutive common shares(2)	1.0	1.5
Weighted average common shares outstanding - diluted	612.6	652.2

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$0.60	$1.18
Common stock - diluted	$0.59	$1.18

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$692	$679
Weighted average common shares outstanding - diluted	612.6	652.2
Operating earnings per common share	$1.13	$1.04
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted Book Value:

At Period End	June 30, 2024	March 31, 2024	June 30, 2023
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$10,996	$11,576	$10,561
Less: Accumulated other comprehensive income (AOCI)	(14,508)	(14,139)	(15,182)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,721)	(2,497)	(2,568)
Total adjusted book value (b)	$22,783	$23,218	$23,175
Total common shares outstanding (c)(1)	600.3	615.4	636.0
Book value per common share (a/c)	$18.32	$18.81	$16.61
Adjusted book value per common share (b/c)	$37.95	$37.73	$36.44
(1)        Total common shares outstanding are presented net of treasury stock

The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended June 30,
(in millions, unless otherwise noted)	2024	2023
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$1,460	$3,084
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,768	2,716
Average Corebridge Shareholders’ equity (c)	11,286	11,058
Less: Average AOCI	(14,324)	(14,625)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,609)	(2,467)
Average Adjusted Book Value (d)	$23,001	$23,216

Return on Average Equity (a/c)	12.9%	27.9%
Adjusted ROAE (b/d)	12.0%	11.7%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended June 30,
(in millions)	2024	2023
Net investment income (net income basis)	$2,988	$2,714
Net investment (income) on Fortitude Re funds withheld assets	(325)	(270)
Change in fair value of securities used to hedge guaranteed living benefits	(13)	(14)
Other adjustments	(11)	(5)
Derivative income recorded in net realized gains (losses)	77	55
Total adjustments	(272)	(234)
Net investment income (APTOI basis)	$2,716	$2,480

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended June 30,
(in millions)	2024	2023
Individual Retirement
Premiums	$30	$66
Deposits	6,761	3,984
Other(1)	(4)	(5)
Premiums and deposits	6,787	4,045
Group Retirement
Premiums	—	4
Deposits	1,998	1,919
Premiums and deposits(2)(3)	1,998	1,923
Life Insurance
Premiums	331	443
Deposits	389	384
Other(1)	126	236
Premiums and deposits	846	1,063
Institutional Markets
Premiums	167	1,911
Deposits	1,871	991
Other(1)	10	8
Premiums and deposits	2,048	2,910
Total
Premiums	528	2,424
Deposits	11,019	7,278
Other(1)	132	239
Premiums and deposits	$11,679	$9,941
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $790 million and $720 million for the three months ended June 30, 2024 and June 30, 2023, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $783 million and $580 million for the three months ended June 30, 2024 and June 30, 2023, respectively